UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
  September 19, 2011 (September 12, 2011)

________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

_______________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On July 27, 2011, the Company filed a Motion to Dismiss the shareholder derivative action brought by Lawrence Treppel ("Plaintiff") on behalf of the Company, styled Treppel v. Reason, et al., and pending before the U.S. District Court for the Eastern District of Virginia (the "Court"), Case No. 2:11-cv-00384-MSD-DEM (the "Action").  The Company's Motion to Dismiss was based on the Board of Directors' Special Litigation Committee's conclusion that maintenance of the litigation was not in the best interest of the Company.  On August 19, 2011, Plaintiff filed a Consented to Motion for Dismissal of Derivative Action ("Plaintiff's Dismissal Motion").

Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, the Company hereby gives notice that on September 12, 2011, the Court entered an order (the "Order") granting Plaintiff's Dismissal Motion.  The Order provides, among other things, that Plaintiff is dismissed immediately from the Action with prejudice, and that the Action will otherwise be dismissed without prejudice as to the Company and its shareholders unless another Norfolk Southern Corporation shareholder within thirty (30) days of the Order's entry intervenes and demonstrates that this Action should not be dismissed.  The Company's Motion to Dismiss will remain pending until the thirty days have expired.  The Court's Order is filed herewith as Exhibit 99.1.

(d) Exhibits

               The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Court's Order, dated September 12, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                                  /s/ Howard D. McFadden

                                                            Name:  Howard D. McFadden
                                                            Title:    Corporate Secretary

Date:  September 19, 2011

                                                                 EXHIBIT INDEX

Exhibit Number	Description
99.1	Court's Order, dated September 12, 2011.